Exhibit 3.1

D PC	THE COMMONWEALTH OF MASSACHUSETTS William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)
(1) Exact name of corporation: Century Bancorp, Inc.
(2) Registered office address: 400 Mystic Avenue, Medford, Massachusetts 02155
(number, street city or town, state, zip code)
(3) These articles of amendment affect article(s): III and IV
(specify the number(s) of article(s) being amended (I- VI))
(4) Date adopted: January 8, 2009
(month, day, year)
(5) Approved by:
     (check appropriate box)
☐ the incorporators.
☐ the board of directors without shareholder approval and shareholder approval was not required.
☑ the board of directors and the shareholders in the manner required by law and the articles of organization.
(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.
Article III is hereby amended to authorize 100,000 shares of Preferred Stock, $1.00 par value per share.

Article IV is hereby amended to add the following new paragraphs 6 and 7:
     6) The Class A Common Stock and the Class B Common Stock rank junior to the Preferred Stock as to dividend rights and to rights on liquidation or dissolution.
     7) The Board of Directors may create classes or series of Preferred Stock, the distinguishing designation thereof and the preferences, limitations and relative rights applicable thereto, provided that the Board of Directors may not approve an aggregate number of authorized shares of all classes and series of Preferred Stock which exceeds the total number of authorized shares of Preferred Stock specified in the Articles of Organization.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:
Total authorized prior to amendment:

WITHOUT PAR VALUE			WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	par value
		Common, Class B	5,000,000	$1.00
		Common, Class A	10,000,000	$1.00
Total authorized after amendment:

WITHOUT PAR VALUE			WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common, Class B	5,000,000	$1.00
		Common, Class A	10,000,000	$1.00
		Preferred	100,000	$1.00

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:
*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:	/s/ Jonathan G. Sloane

(signature of authorized individual)
☐ Chairman of the board of directors,
☐ President
☑ Other officer Co-CEO and Co-President
☐ Court-appointed fiduciary.

on this 9th day of January, 2009

illegible

Examiner
illegible

Name approval

C

M
COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston,Massachusetts 02108-1512
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)
I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 9 day of Jan, 2009, at 3:37a.m./p.m. time
Effective date:                      January 9, 2009
(must be within 90 days of date submitted)
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
eligible
Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.
TO BE FILLED IN BY CORPORATION
Contact Information:
Megan Lowe, Senior Paralegal

Bingham McCutchen LLP

150 Federal Street, Boston, MA 02110

Telephone: 617-951-8843
Email: megan.lowe@bingham.com
Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.